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                                                      Form 8-K February 12, 1997
                                                      Exhibit 16





                                                               February 12, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read the statements made by Capita Preferred Funding L.P. and AT&T Capital Corporation (copy attached), which we understand will be filed with the Commission on February 19, 1997, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.




                                                      Very truly yours,




                                                      Coopers & Lybrand L.L.P.
                                                      ------------------------
                                                      Coopers & Lybrand L.L.P.



cc. Mr. Edward M. Dwyer
    Senior Vice President and Chief Financial Officer
    AT&T Capital Corporation
    44 Whippany Road
    Morristown, NJ  07962